Digital YearBook, Inc.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DIGITAL YEARBOOK, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-0546715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Hanchala 2 Pardes Hanna Karkur PO BOX 5023, Israel	37000
(Address of principal executive officers)	(Zip Code)

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
Common stock, par value of $0.0001 per Share:	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box

[   ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-146476

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.0001 per share

Tel/Fax: 1-888-485-8882 * 2300 West Sahara Ave, Suite 800 * Las Vegas NV * 89102

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form SB-2 (File No. 333-146476) as originally filed with the Securities and Exchange Commission on October 3, 2007 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

3.1  Articles of Incorporation (incorporated by reference from Digital Yearbook's  Registration Statement on Form SB-2 filed on October 3, 2007, Registration No. 333-146476)

3.2  By-laws (incorporated by reference from Digital Yearbook's Registration Statement on Form SB-2 filed on October 3, 2007, Registration No. 333-146476)

4.1  Specimen Stock Certificate (incorporated by reference from Digital Yearbook's  Registration Statement on Form SB-2 filed October, 2007, Registration No. 333-146476)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

DIGITAL YEARBOOK, INC.

By: /s/ Ohad David

   President and Director

   November 7, 2007

EXHIBIT INDEX

3.1  Articles of Incorporation (incorporated by reference from Digital Yearbook's Registration Statement on Form SB-2 filed on October 3, 2007, Registration No. 333-146476)

3.2  By-laws (incorporated by reference from Digital Yearbook's Registration Statement on Form SB-2 filed on October 3, 2007, Registration No. 333-146476)

4.1  Specimen Stock Certificate (incorporated by reference from Digital Yearbook's Registration Statement on Form SB-2 filed October 3, 2007, Registration No. 333-146476)